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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       MARCH 2, 2005 (FEBRUARY 24, 2005)

                         BEHRINGER HARVARD REIT I, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            MARYLAND                      333-91532             68-0509956
(State or other jurisdiction of          (Commission         (I.R.S. Employer
 incorporation or organization)          File Number)       Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (866) 655-1605
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On February 24, 2005, Behringer Harvard REIT I, Inc., (the "Registrant") acquired an undivided 30.583629% tenant in common interest in a sixteen-story office building containing approximately 191,154 rentable square feet and a four-story parking garage located on approximately 1.15 acres of land in Denver, Colorado (the "Alamo Plaza") through Behringer Harvard Alamo Plaza H, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Registrant's operating partnership. The total contract purchase price of the Alamo Plaza, exclusive of closing costs and initial escrows, was $41,850,000. Total borrowings of $31,500,000 were used under a loan agreement (the "Alamo Loan Agreement") with Citigroup Global Markets Realty Corporation (the "Alamo Lender") to pay a portion of such contract purchase price. The Registrant paid the remaining amount for its 30.583629% interest in Alamo Plaza from proceeds of the Registrant's offering of its common stock to the public. For a description of the Alamo Loan Agreement, see Item 2.03 below.

        The purchase price for the transaction was determined through negotiations between the Alamo Plaza seller, MG-Alamo, LLC, an unrelated third party, and Behringer Advisors LP, the Registrant's advisor, and its affiliates. In evaluating the Alamo Plaza as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the Alamo Plaza's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot and occupancy. The Registrant's advisor believes that the Alamo Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        The Alamo Plaza, which was constructed in 1981, is approximately 87.6% leased and includes the following major tenants: Pioneer Natural Resources USA, Inc., INVESCO Private Capital and J. Walter Thompson.

        Pioneer Natural Resources USA, Inc., is a national independent oil and gas exploration and production company that leases 39,632 square feet for an annual rent of $917,280 under a lease that expires in April 2008, with one five-year renewal option available.

        INVESCO Private Capital, a subsidiary of AMVESCAP PLC, provides private equity investment management services. INVESCO Private Capital leases 13,211 square feet for an annual rent of $341,316 under a lease that expires in April 2006, with no renewal options.

        J. Walter Thompson, established in 1864, is an advertising agency serving multinational clients. J. Walter Thompson leases 13,036 square feet for an annual rent of $303,087 under a lease that expires in July 2008, with one five-year renewal option available.

        The remaining 69.416371% tenant in common interest in the Alamo Plaza was acquired by Behringer Harvard Alamo Plaza S LP, an indirect wholly-owned subsidiary of Behringer Harvard Holdings, LLC. Behringer Harvard Alamo Plaza S LP sold all of such 69.416371% tenant in common interest to various third party investors in a private offering sponsored by the Registrant's affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including the Registrant, is a borrower under the Alamo Loan Agreement.

        The tenants in common, including the Registrant, have also entered into both a Tenants in Common Agreement (the "Alamo Tenants in Common Agreement") and a Property and Asset Management Agreement (the "Alamo Property Management Agreement") with Behringer Harvard TIC Management Services LP (the "Alamo Property Manager"). The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in

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connection with the ownership, operation, management and maintenance of the
Alamo Plaza, as determined by the Alamo Property Manager. Under the Alamo Tenants in Common Agreement, if any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the Alamo Property Management Agreement, the Alamo Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common are also required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the Alamo Plaza, including any future sale, exchange, lease or release of all or a portion of the Alamo Plaza, any loans or modifications of any loans secured by the Alamo Plaza, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Alamo Plaza require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Alamo Plaza H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant in common's interest for fair market value.

        Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Alamo Plaza or any part thereof, provided that any transferee shall take such interest subject to the Alamo Tenants in Common Agreement and the Alamo Property Management Agreement (to the extent that the Alamo Property Management Agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Alamo Plaza H, LLC and its affiliates and second to the other tenants in common, the right to make an offer to purchase such selling party's interest.

        Under the Alamo Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from the Alamo Plaza, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

        The tenants in common have no right to possession of the Alamo Plaza. However, subject to the restrictions of the Alamo Loan Agreement, any tenant in common may partition the Alamo Plaza subject to first offering to sell its undivided interest to Behringer Harvard Alamo Plaza H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The Tenants in Common Agreement provides Behringer Harvard Alamo Plaza H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant in common's undivided interest in the Alamo Plaza at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Alamo Loan Agreement, the Alamo Property Management Agreement and/or the Alamo Tenants in Common Agreement.

        In addition, Behringer Harvard Alamo Plaza H, LLC has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the Alamo Plaza by providing notice of its election to exercise this option to the tenants in common upon the earlier

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of (i) during the last year prior to the expiration of the Alamo Loan Agreement,
(ii) the announcement by the Registrant of its intention to liquidate its assets or (iii) the announcement by the Registrant of its intention to liquidate its investment portfolio or to list its equity securities on any national securities exchange or the Nasdaq Stock Market. In the Registrant's discretion, it may offer the tenants in common the option to exchange their interests for equity securities ("Exchange Securities") in the Registrant or its operating partnership, Behringer Harvard Operating Partnership I LP, at their fair market value. In the event that the Registrant exercises the option and does not offer the tenants in common the option to exchange their interests for the Exchange Securities or a tenant in common elects not to exchange its interest for the Exchange Securities, the purchase price is paid in cash.

        The Alamo Property Management Agreement remains in effect until the earlier to occur of (i) the sale of the Alamo Plaza or any portion thereof, as to only such portion of the Alamo Plaza sold (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Alamo Tenants in Common Agreement and the Alamo Property Management Agreement), or (ii) December 31, 2030; provided, however, the Alamo Property Management Agreement terminates on December 31, 2005 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property Management Agreement. In addition, the Alamo Property Management Agreement may be terminated by the Alamo Property Manager for any reason upon 60-days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

        The Alamo Property Manager has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Alamo Plaza. Among other things, the Alamo Property Manager has the authority to negotiate and enter into leases of the Alamo Plaza on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require additional cash contributions from the tenants in common.

        As compensation for its services, the Alamo Property Manager or its affiliates is entitled to the following reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

     1. A property management fee equal to 3% of the monthly gross revenues from the Alamo Plaza. Upon a sale of the Alamo Plaza, the Alamo Property Manager shall receive additional compensation equal to the previous month's property management fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

     2. An annual asset management fee of $120,000 for supervising the overall management and operation of the Alamo Plaza. The asset management fee is pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Alamo Property Manager may defer, in its sole discretion, all or any portion of such asset management fee. Any such unpaid asset management fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Alamo Property Management Agreement, (ii) the sale of the Alamo Plaza, or (iii) ten years from the accrual of any such unpaid asset management fee. Upon termination of the Alamo Property Management Agreement or upon a sale of the Alamo Plaza, the parties will prorate the asset management fee on a daily basis to the effective date of such cancellation or termination.

     3. A leasing commission equal to (i) $1.00 per square foot per year of lease for years one through five, and $0.50 per square foot for lease years six through ten for new leases or lease

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expansions that are not co-brokered; (ii) $1.00 per square foot per year of lease for years one through five up to a maximum of $2.00 per square foot, and $0.50 per square foot for lease years six through ten up to a maximum of $1.00 per square foot, for lease extensions and renewals that are not co-brokered;
(iii) $1.00 per square foot per year of lease for years one through five, and $0.50 per square foot for lease years six through ten for new leases, lease expansions, lease extensions or lease renewals that are co-brokered, payable to the tenant representative broker; and (iv) $1.00 per square foot per year of lease for years one through five up to a maximum of $2.00 per square foot, and $0.50 per square foot for lease years six through ten up to a maximum of $1.00 per square foot for new leases, lease expansions, lease extensions, or lease renewals that are not co-brokered, payable to the Property Manager.

     4. A construction management fee equal to 5% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the Alamo Plaza.

     5. A financing fee equal to 1% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Alamo Loan Agreement. Any financing fee will be payable to the Alamo Property Manager or its affiliate whether or not an outside loan broker is used.

     6. In connection with any sale, exchange or other disposition of the Alamo Plaza, or any portion thereof (including an undivided interest of a single tenant in common), a broker fee equal to 2.5% of the sales price if the Alamo Property Manager or its affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Alamo Property Manager.

        Notwithstanding the foregoing, no fees charged to the Registrant that would be charged to the Registrant by its advisor or by its general property manager, HPT Management Services LP, will exceed those that may be charged to the Registrant by the Alamo Property Manager.

        Behringer Harvard Holdings, LLC is the parent company of the Registrant's advisor, Behringer Advisors LP. As of December 31, 2004, Robert Behringer, the Registrant's President, Chief Executive Officer and Chairman of the Board, owned approximately 56% of the limited liability company interests of Behringer Harvard Holdings, LLC and all of its voting interests. In addition, Mr. Behringer is the sole manager of Behringer Harvard Holdings, LLC.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The Registrant entered into the Alamo Loan Agreement on February 24, 2005. The interest rate under the loan is fixed at 5.395% per annum. The total borrowings of all tenant in common interest holders under the Alamo Loan Agreement was $31,500,000, including the $9,633,843 borrowed by the Registrant. Monthly payments of interest only are required beginning April 11, 2005, with monthly interest and principal payments required beginning April 11, 2010 and continuing to the maturity date. Prepayment, in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. The Alamo Loan Agreement has a ten-year term.

        Under the Alamo Loan Agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Alamo Plaza, though non-recourse provisions provide that the Alamo Lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Alamo Plaza, except that each borrower and its guarantors are liable for losses incurred by the Alamo Lender attributable to (i) such parties' fraud or intentional misrepresentation; (ii) such borrower's removal or disposal of any portion of

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the Property after an Event of Default; (iii) such borrower's failure to obtain the Alamo Lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the Alamo Plaza; (iv) such borrower's failure to obtain the Alamo Lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the Alamo Plaza or any portion thereof as required by the Alamo Loan Agreement; (v) such borrower's violation of any of the special purpose entity covenants and requirements contained in the Alamo Loan Agreement or the related loan documents; (vi) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the Alamo Loan Agreement or the related Deed of Trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the Alamo Lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (A) in the event of a breach of any environmental representation, the breach involved such borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and
(B) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (vii) the gross negligence or willful misconduct of such borrower; and (viii) any election by such borrower to terminate or not to renew the Property Management Agreement.

        In addition, each borrower under the Alamo Loan Agreement must protect, defend, indemnify, release and hold the Alamo Lender harmless from and against any and all losses imposed upon or incurred by or asserted against the Alamo Lender up to an amount equal to such borrower's undivided interest in the Alamo Plaza multiplied by the amount of the outstanding debt under the Alamo Loan Agreement and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) such borrower's failure to obtain the Alamo Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Alamo Plaza; (ii) such borrower's failure to obtain the Alamo Lender's prior written consent to any assignment, transfer, or conveyance of the Alamo Plaza as required by the Alamo Loan Agreement; and (iii) such borrower's agreement to terminate the Alamo Tenants In Common Agreement among the tenant in common owners of the Alamo Plaza without the Alamo Lender's consent.

        In addition, each borrower's guarantor under the Alamo Loan is liable for full payment of the outstanding debt thereunder up to an amount equal to such borrower's undivided interest in the Alamo Plaza multiplied by the amount of such outstanding debt in the event (i) that such borrower files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against such borrower under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of such borrower or any of its affiliates.

        In addition, Behringer Harvard Holdings, LLC and Robert M. Behringer are responsible for losses of the Alamo Lender relating to: (i) fraud or intentional misrepresentation by Behringer Harvard Alamo Plaza H, LLC or any of its affiliates in connection with the Alamo Loan Agreement; (ii) the removal or disposal of any portion of the Alamo Plaza after an event of default by Behringer Harvard Alamo Plaza H, LLC or any of its affiliates; (iii) the failure of Behringer Harvard Alamo Plaza H, LLC to obtain the Alamo Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Alamo Plaza that is placed thereon by Behringer Harvard Alamo Plaza H, LLC;
(iv) the failure of Behringer Harvard Alamo Plaza H, LLC to obtain the Alamo Lender's prior written consent to any assignment, transfer or conveyance of the Alamo Plaza or any portion thereof by Behringer Harvard Alamo Plaza H, LLC as required by the Alamo Loan Agreement; (v) the breach by Behringer Harvard Alamo Plaza H, LLC of any representation, warranty, covenant or indemnification provision in the Alamo Loan Agreement or the related Deed of Trust concerning environmental laws, hazardous

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substances and asbestos and any indemnification of the Alamo Lender with respect thereto in either document; (vi) the filing by Behringer Harvard Alamo Plaza H, LLC of any action for partition of the Alamo Plaza; (vii) any election by Behringer Harvard Alamo Plaza H, LLC to terminate or not to renew the Alamo Property Management Agreement in a manner not permitted under the Alamo Loan Agreement; (viii) the gross negligence or willful misconduct of Behringer
Harvard Alamo Plaza H, LLC; and (ix) the misapplication or conversion by Behringer Harvard Alamo Plaza H, LLC of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Alamo Plaza, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Alamo Plaza, or (C) any rents following an event of default.

        In addition, Behringer Harvard Holdings, LLC and Robert M. Behringer have guaranteed payment of the debt under the Alamo Loan Agreement in the event that (i) Behringer Harvard Alamo Plaza H, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrowers under the Alamo Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Alamo Plaza H, LLC or any of its affiliates.

        In general, no sale, encumbrance or other transfer of interest in the Alamo Plaza, including the Registrant's tenant in common interest, is permitted without the Alamo Lender's prior written consent.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before May 12, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

        (b) PRO FORMA FINANCIAL INFORMATION.

        See Paragraph (a) above.

        (c) EXHIBITS.

        The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

        99.1 Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC.

        99.2 Deed of Trust, Assignment of Leases and Rents and Security Agreement between Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC and the Public Trustee of the City and County of Denver, Colorado for the benefit of Citigroup Global Markets Realty Corp.

        99.3 Promissory Note between Citigroup Global Markets Realty Corp. and Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC.

        99.4 Guaranty of Recourse Obligations made by Behringer Harvard Holdings, LLC and Robert Behringer as guarantors in favor of Citigroup Global Markets Realty Corp.

        99.5 Assignment of Leases and Rents between Citigroup Commercial Mortgage, Inc. and Behringer Harvard Alamo Plaza H, LLC.

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 BEHRINGER HARVARD REIT I, INC.



Dated:  March 2, 2005                       By:  /s/ Gary S. Bresky
                                                 -------------------------------
                                                 Gary S. Bresky
                                                 Chief Financial Officer and
                                                    Treasurer







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